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                                   EXHIBIT 21

All of the following are wholly owned subsidiaries of the Registrant:


SUBSIDIARY                         STATE IN WHICH ORGANIZED
----------                         ------------------------

The Lynde Company                         Minnesota

Feed-Rite Controls, Inc.                  Minnesota

Mon-Dak Chemical, Inc.                    North Dakota

Dakota Chemical, Inc.                     South Dakota


The financial statements of The Lynde Company, Feed-Rite Controls, Inc., Mon-Dak Chemical, Inc., and Dakota Chemical, Inc. are consolidated with those of the Registrant.

                                    -42-